UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 N. Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2012, Sparton Corporation (the “Company”) and its wholly-owned subsidiaries, Spartronics, Inc., Sparton Technology, Inc., Sparton Electronics Florida, Inc., Sparton Medical Systems, Inc., Sparton Medical Systems Colorado, LLC, Sparton BP Medical Denver, LLC, Sparton Onyx, LLC, Onyx EMS, LLC, and Resonant Power Technology, Inc. (collectively, the “Sparton Subsidiaries”) entered into a Credit Agreement and Guaranty Agreement dated as of November 15, 2012 (the “Credit Agreement”), among the Company and the Sparton Subsidiaries (collectively, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and BMO Harris Bank, N.A., as a Lender and as agent for the Lenders (in such capacity, the “Administrative Agent”).

The Credit Agreement replaces the Company’s existing line of credit issued by PNC Bank, National Association as successor to National City Business Credit, Inc, by providing a $35 million revolving line-of-credit facility (the “Revolving Credit”) to support the Company’s working capital needs and other general corporate purposes, and a $30 million acquisition loan commitment (the “Acquisition Facility” and together with the Revolving Credit, the “Facilities”) to finance permitted acquisitions, including the acquisition of Onyx EMS, LLC and Resonant Power Technology, Inc. which occurred at the closing of the Credit Agreement, as further described in Forms 8-K filed by the Company on November 7, 2012 and November 19, 2012.

Advances under the Acquisition Facility are available until November 15, 2014. Loans under the Acquisition Facility amortize in two tranches, such that loans outstanding on November 15, 2013 begin amortizing in quarterly installments equal to 2.5% of the principal amount outstanding on such date, and advances made after November 15, 2013 and outstanding on November 15, 2014 begin amortizing on the same basis. The Facilities are secured by substantially all assets of the Borrowers (the “Collateral”). The Credit Agreement also provides for up to an additional $35,000,000 in uncommitted loans available for additional Revolving Credit loans or Acquisition loans.

The Credit Agreement has a term of 5 years and expires on November 15, 2017. At the Company’s option, each loan under the Facilities will bear interest at either the Base Rate or the LIBOR based rate, plus an applicable margin based on a pricing grid. The initial applicable margin is equal to .50% for a Base Rate loan and 1.50% for a LIBOR based loan and commencing with the quarter ending on December 31, 2012 will be adjusted based on the Company’s total funded debt to EBITDA ratio.

The Base Rate is a fluctuating rate per annum equal to the highest of the Administrative Agent’s publicly announced prime commercial rate, the Federal Funds rate plus 1/2 of 1%, and the reserve adjusted one-month LIBOR plus 1%. The LIBOR based rate is the reserve adjusted LIBOR fixed for interest periods of one, two, three or six months, as selected by the Company. The Company is also required to pay a facility fee on the unused commitment. The initial facility fee is set at .30%, and commencing with the quarter ending on December 31, 2012 will be adjusted based on the Company’s total funded debt to EBITDA ratio.

The Credit Agreement includes representations, covenants and events of default that are customary for financing transactions of this nature. The financial covenants contained in the Credit Agreement include a minimum fixed charge coverage ratio of not less than 1.25:1.00 and a maximum funded debt to EBITDA ratio of not greater than 3.0 to 1.0 through the fiscal quarter ending March 31, 2015; 2.75 to 1.0 for fiscal quarters ending June 30, 2015 and each fiscal quarter thereafter to and including March 31, 2016; and thereafter 2.5 to 1. A violation of any of these provisions could result in a default under the Credit Agreement, which would permit the Lenders to restrict the Borrowers’ ability to borrow under the Credit Agreement, cause all of the Borrowers’ outstanding obligations to the Lenders to become immediately due and payable, and foreclose on the Collateral. Also, if the Borrowers do not pay the principal or interest on their outstanding obligations to the Lenders, or if any other event of default occurs, such obligations would bear interest at an increased rate.

The Company and its affiliates have no other material relationships with the Administrative Agent.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K. A copy of the Company’s press release announcing the Credit Facility also is filed as Exhibit 99.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described under Item 1.01 of this Form 8-K, as of November 15, 2012 the Company terminated its existing $20,000,000 revolving credit facility under that Amended and Restated Credit Agreement entered into on August 14, 2009 by and among the Company, certain of the Sparton Subsidiaries, the financial institutions from time to time party thereto and PNC Bank, National Association (“PNC”), as successor to National City Business Credit, Inc. as administrative agent for such financial institutions, as amended (the “Prior Credit Agreement”), previously described in the Forms 8-K filed by the Company on August 18, 2009 and July 25, 2012 and the Forms 10-K filed by the Company on September 7, 2011 and September 5, 2012. There was no penalty associated with the termination of the Prior Credit Agreement.

The Company and its affiliates have no other material relationships with PNC or any of the other lenders party to the Prior Credit Agreement, except that the Company has a period after termination during which to transition its cash management accounts to the Administrative Agent under the Credit Agreement and such accounts will remain with PNC until the transition is completed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item  9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement dated November 15, 2012 entered into between BMO Harris Bank, N.A. and the Borrowers

Exhibit 99.1	Press Release dated November 16, 2012 issued by Sparton Corporation regarding the Credit and Guaranty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

	By:	/s/ Cary B. Wood
Dated: November 19, 2012		Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement dated November 15, 2012 entered into between BMO Harris Bank, N.A. and the Borrowers

Exhibit 99.1	Press Release dated November 16, 2012 issued by Sparton Corporation regarding the Credit and Guaranty Agreement